UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2021

CONVERSION LABS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39785	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, Suite 2800

New York, NY 10022

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVLB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below in Item 5.07, on January 8, 2021, Conversion Labs, Inc. (the “Company”) approved the Company’s 2020 Equity Incentive Plan (the “2020 Plan”). Approval of the 2020 Plan was included as Proposal 1 in the Company’s definitive proxy statement for its Special Meeting of Shareholders filed with the Securities and Exchange Commission on December 7, 2020 (the “Proxy Statement”).

The 2020 Plan provides for the issuance of up to 1,500,000 shares of the Company’s common stock to the Company’s employees, non-employee directors, consultants and advisors. Awards under the 2020 Plan can be granted in the form of stock options, non-qualified and incentive options, stock appreciation rights, restricted stock, and restricted stock units. The 2020 Plan will be administered by the Compensation Committee of the Company’s Board of Directors.

The terms of the 2020 Plan are described in more detail in the Proxy Statement, which description is incorporated herein by reference. The descriptions of the 2020 Plan contained herein and incorporated by reference from the Proxy Statement are qualified in their entirety by reference to the full text of the 2020 Plan, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The forms of award agreements to be used in connection with awards made under the 2020 Plan to the Company’s executive officers and non-employee directors are filed as Exhibits 4.2 through 4.4 hereto and the terms thereof are incorporated herein by reference:

●	Form of Non-Qualified Option Agreement (Non-Employee Director Awards) – Exhibit 4.2;

●	Form of Non-Qualified Option Agreement (Employee Awards) – Exhibit 4.3; and

●	Form of Restricted Stock Award Agreement – Exhibit 4.4.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 8, 2021, the Company held a Special Meeting of Shareholders (the “Special Meeting”) whereby the Company’s stockholders voted on the three proposals described below. The proposals presented at the Special Meeting are described in detail in the Proxy Statement.

As of the record date for the Special Meeting, there were 20,992,373 shares of the Company’s common stock outstanding, constituting all of the outstanding voting securities of the Company. At the Special Meeting, shares with the voting power of 11,238,926 shares of common stock, or 53.53 % of the total voting power of the Company’s outstanding capital stock entitled to vote, were represented by proxy.

The final results for each of the proposals submitted to a vote of stockholders at the Special Meeting are as follows:

Proposal 1 – To approve the Conversion Labs, Inc. 2020 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
11,056,936	152,509	29,481	0

Proposal 2 – To ratify the January 21, 2020 amendment to the Corporation’s Certificate of Incorporation to authorize the creation of blank check preferred stock, par value $0.0001 per share, the subsequent filing of the August 27, 2020 filing of the Certificate of Designations of Series B Convertible Preferred Stock, and the subsequent August 31, 2020 issuance of 3,500 shares of Series B Convertible Preferred Stock (collectively, the “Series B Actions”).

For	Against	Abstain	Broker Non-Votes
11,025,078	166,553	47,295	0

Proposal 3 – To ratify one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposals 1 and Proposal 2 at the time of the Special Meeting or in the absence of a quorum.

For	Against	Abstain	Broker Non-Votes
10,612,137	149,142	477,647	0

Proposal 1 and Proposal 3 were approved, each receiving the affirmative vote of the holders of a majority of the votes cast at the Special Meeting. Proposal 2 was approved, receiving the affirmative vote of the holders of a majority of the total voting power of the issued and outstanding common stock. Although Proposal 3 was approved, the adjournment of the Special Meeting to solicit additional proxies was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve Proposal 1 and Proposal 2.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
4.1	Conversion Labs, Inc. 2020 Equity Incentive Plan
4.2	Form of Non-Qualified Option Agreement (Non-Employee Director Awards)
4.3	Form of Non-Qualified Option Agreement (Employee Awards)
4.4	Form of Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERSION LABS, INC.

Dated: January 14, 2021	By:	/s/ Justin Schreiber
Justin Schreiber Chief Executive Officer